EXHIBIT A 10.105

FORM OF INDEMNITY AGREEMENT

              THIS AGREEMENT made by and between Central Vermont Public Service Corporation, a Vermont corporation with principal place of business at 77 Grove Street, Rutland, Vermont (hereinafter the "Company") and                              (hereinafter "Indemnitee").

RECITALS

              WHEREAS, Indemnitee is either a director or officer, or both, of the Company, or is serving as a director, officer, employee or agent of a subsidiary of the Company and, in such capacity or capacities is performing a valuable service for the Company; and

              WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified as herein provided;

              WHEREAS, the Company is willing to indemnify Indemnitee and it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided herein; and

              WHEREAS, the Indemnitee and the Company desire to memorialize their prior agreement regarding indemnification of Indemnitee for the purpose, among other things, of conforming their agreement to applicable Vermont law and in the Company's By-laws;

              NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              1.  Service By Indemnitee.  Indemnitee agrees to serve as a director, officer, or both, of the Company, or serve as director, officer, employee or agent of the Company's subsidiaries, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Company's or the subsidiary Company's Articles of Incorporation and By-laws, and until such time as he or she resigns or fails to stand for election or is removed from his or her position. Indemnitee may from time to time also perform other services at the request or for the convenience of or otherwise benefiting the Company. Indemnitee may at any time or for any reason resign or be removed from such position(s) (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

              2.  Indemnification.  Subject to the limitations set forth herein and in Section 7 hereof, the Company will, to the fullest extent permitted by law, indemnify Indemnitee, and his or her executors, administrators and heirs, from and against any and all liabilities incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal, administrative or investigative and whether formal or informal (collectively a "Proceeding"), to which Indemnitee is a party or is threatened to be made party as a result of his or her position with and work for the Company. Subject to applicable law and to Section 7 hereof, the liabilities for which the Company is obligated to indemnify Indemnitee hereunder shall include without limitation any damages, judgments (including punitive and exemplary damages), fines (including taxes and civil penalties with respect to an employee benefit plan), penalties, settlements and reasonable costs and expenses, including attorneys' fees, costs of investigation and costs of defense of legal actions, claims or proceedings and appeals therefrom, court costs, expert and other professional fees, and costs of attachment or similar bonds. The obligation to indemnify the Indemnitee shall survive the termination of the Indemnitee's service to the Company to the extent the relevant Proceeding relates to Indemnitee's actions or failures to act while an agent, officer, or director or in other service of the Company or its subsidiaries.

              3.  Advancement of Expenses.
              (a)  Subject to subsection 3(b), before final adjudication of a Proceeding (including any Proceeding by or in right of the Company), upon Indemnitee's request pursuant to Section 4 below, the Company will promptly either advance Expenses directly or reimburse Indemnitee for all Expenses. As used in this Agreement, the term "Expenses" means all reasonable costs and expenses (including attorneys' fees, costs of investigation, costs of defense of legal actions, expert fees, other professional fees, court costs, and costs of attachment or similar bonds) incurred by Indemnitee in connection with a Proceeding, other than judgments, penalties, fines and settlement amounts.

              (b)  Advancement of Expenses pursuant to paragraph (a) shall not be made unless and until each of the following conditions has been satisfied:

              (1)  The Indemnitee has furnished to the Company a written affirmation of his or her good faith belief that the Indemnitee has met the applicable standard of conduct set forth in 11A V.S.A., Chapter 8, Subchapter 5-Indemnification;

              (2)  The Indemnitee has furnished to the Company a written, unlimited general undertaking (which undertaking may be unsecured), executed personally or in the Indemnitee's behalf, to repay any and all advances if it is ultimately determined that the Indemnitee did not meet the standard of conduct referred to in clause (l) above;

              (3)  A determination has been made by the Reviewing Party (as defined below) that the facts then known to the Reviewing Party would not preclude indemnification under 11A V.S.A., Chapter 8, Subchapter 5.

              The Company shall cause the determination by the Reviewing Party to be made within forty-five (45) days following a submission by the Indemnitee of a written request for advancement of Expenses. For purposes of this Section 3, the "Reviewing Party" shall be selected in accordance with the procedures set forth in Section 6 below.

              (c)  Notwithstanding the undertaking referred to in Subsection (b)(2) above, in no circumstances shall Indemnitee be deemed to have undertaken to repay the Company for Expenses as to which Indemnitee is entitled to indemnification hereunder.

              4.  Notice to Company.  Indemnitee shall give notice to the Company and request indemnification (or advancement of Expenses, as the case may be) pursuant to this Agreement as soon as practicable for any claim made against him or her for which indemnification will or could be sought under this Agreement. Any such written notice shall contain in reasonable detail a description of the liabilities and/or expenses for which indemnification or advancement, as the case may be, is sought. A written notice requesting advancement of Expenses shall be accompanied by the affirmation and the undertaking referred to in clauses (1) and (2), respectively, of Subsection 3(b). Indemnitee will further notify and cooperate with the Company in the selection of counsel and in the incurrence of costs and expenses in defending or investigating any claim for which indemnification may be sought hereunder. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Notice to the Company shall be directed to the Company at its general office, Attention: General Counsel (or such other address or addressee as the Company shall designate in writing to the Indemnitee).

              5.  Presumptions and Effect of Certain Proceedings.
              (a)  Upon making a request for advancement of Expenses, Indemnitee shall be presumed to be entitled to such advancement under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination as set forth in clause (3) of Subsection 3(b). If the person or persons so empowered to make the determination pursuant to clause (3) of Subsection 3(b) shall have failed to make the requested determination within forty-five (45) days after receipt of Indemnitee's written request for advancement of Expenses, the requisite determination that Indemnitee is entitled to advancement of Expenses shall be deemed to have been made.

              (b)  Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination as set forth in Section 6 hereof. The termination of any proceeding by judgment, order, settlement, arbitration award or upon a plea of nolo contendere or its equivalent shall not affect this presumption or establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 6 hereof shall have failed to make the requested determination within forty-five (45) days after any final judgment, order, settlement dismissal, arbitration award, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any proceeding or any other event which could enable the Company to determine Indemnitee's entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

              6.  Procedure for Determination of Entitlement to Indemnification.
              (a)  Any indemnification under this Agreement shall be made by the Company only upon a determination that Indemnitee has met the applicable standard of conduct set forth in 11A V.S.A. Chapter 8, Subchapter 5 and is entitled to such indemnification pursuant hereto. Such determination shall be made (1) by a majority vote of a quorum of the Company's Board of Directors ("Disinterested Directors") excluding Indemnitee and all other directors who are parties to the same action, suit or proceeding as Indemnitee; or (2) if such a quorum is not obtainable, by a majority vote of a committee of two or more Disinterested Directors, which committee has been duly designated by the Board of Directors (and in which designation Indemnitee may participate); or (3) by written opinion of special legal counsel: (i) selected by the Board of Directors or its committee in the manner prescribed in clauses (1) or (2) of this subsection; or (ii) if a quorum of the Board of Directors cannot be obtained under clause (1) and a committee cannot be designated under clause (2), selected by majority vote of the full Board of Directors (in which selection Indemnitee and other directors who are parties to the Proceeding may participate); or (4) by the shareholders, provided that shares owned by or voted under the control of the Indemnitee or any other directors who are at the time parties to the Proceeding may not be voted on the determination.

              (b)  Notwithstanding any other provision of this Agreement, Indemnitee shall be entitled to indemnification of Expenses in connection with any Proceeding in which he or she is wholly successful, on the merits or otherwise, and in such event no determination under subsection (a) shall be required.

              (c)  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee's position with the Company, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all expenses incurred by, or on behalf of, the Indemnitee in connection therewith.

               (d)  Any determination as to the reasonableness of Expenses to be advanced or indemnified shall be made by the person or persons empowered to determine the permissibility of indemnification under Subsection 6(a); provided, however, that if such determination is made by special legal counsel, the evaluation as to reasonableness of Expenses shall be made by those entitled under Subsection 6(a) to select such counsel.

              7.  Specific Limitations On Indemnification.  Except as otherwise required by order of a court (as contemplated in 11A V.S.A. Section 8.54) or as otherwise permitted by applicable law at the time of such indemnification, the Company shall not be obligated under this Agreement to make any indemnification payment to Indemnitee with respect to any proceeding:

              (a)  To the extent that payment is actually made to Indemnitee by the Company or its subsidiaries otherwise than pursuant to this Agreement (including any payment made under an insurance policy purchased by the Company). Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under an insurance policy purchased by the Indemnitee to the extent Indemnitee is paid by the Company;

              (b)  If a court has entered a judgment or other final adjudication adverse to Indemnitee which establishes that Indemnitee's acts were intentionally committed in bad faith, or that Indemnitee did not reasonably believe (i) in the case of conduct in Indemnitee's official capacity with the Company, that Indemnitee's conduct was in the Company's best interests or (ii) in all other cases, that Indemnitee's conduct was at least not opposed to the Company's best interests, or with respect to an employee benefit plan, Indemnitee did not reasonably believe that his or her conduct was in the best interest of the plan's participants and beneficiaries;

              (c)  To the extent the Indemnitee is finally adjudged liable on the basis that he or she received an improper personal benefit, whether or not involving action in Indemnitee's official capacity;

              (d)  For liabilities in connection with a proceeding by or in right of the Company in which Indemnitee was finally adjudged liable to the Company;

              (e)  For the amount of any settlement in connection with a proceeding by or in right of the Company; provided, however, that reimbursement of Indemnitee's Expenses in such event may be reimbursed hereunder (subject to satisfaction of the conditions in Section 6 hereof);

              (f)  For liabilities in connection with proceedings settled without the Company's consent, which consent, however, shall not have been unreasonably withheld;

              (g)  For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law;

              (h)  For liabilities in the case of any proceeding brought by a governmental entity, if Indemnitee had reasonable cause to believe his or her conduct was unlawful or Indemnitee is finally found to have engaged in a reckless and intentional unlawful act; and

              (i)  To the extent attributable to Indemnitee's having voted for or assented to the declaration of any dividend or other distribution of the Company's assets to the Company's shareholders contrary to the provisions of Chapter 6 of Title 11A of the Vermont Statutes Annotated or as such standards are amended.

              8.  Change in Control Procedures.
              (a)  If a Change in Control (as defined below) has occurred, any determination to be made under Sections 3 or 6 shall be made by Special Legal Counsel selected by the parties entitled to make such selection under clause 3 of Subsection 6(a), but such selection shall be made from a list of at least three recommendations furnished by the Indemnitee. In the event such a determination has to be made and it involves more than one Indemnitee and similar facts and circumstances, such selection shall be made from a list of at least five recommendations collectively furnished by the Indemnitees. The Company shall pay the reasonable fees of the Special Legal Counsel and shall indemnify fully such Special Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Special Legal Counsel pursuant hereto. If requested by Special Legal Counsel, the Company promptly shall give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as reasonably may be requested by such Special Legal Counsel.

              (b)  Following any Change in Control, the Company shall be liable for, and shall pay the Expenses paid or incurred by Indemnitee, in connection with the making of any determination under Sections 3 or 6 of this Agreement (regardless of the result of such determination) or the prosecution by Indemnitee of any claim or enforcement of any rights under this Agreement, and the Company and/or any of its subsidiaries shall hold Indemnitee harmless therefrom.

              (c)  For purposes of this Agreement, if Indemnitee is entitled to benefits under a current Change In Control Agreement with the Company, the definition of a Change of Control under the Change In Control Agreement shall apply. If not, a Change in Control of the Company shall mean (i), (ii), (iii), (iv), or (v) below:

(i)  The acquisition, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities by any third person including a "Group" as that term is used in Section 13 (d)(3) of the Securities Exchange Act of 1934 (the Exchange Act); or

(ii)  A change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided, however, that this section does not apply if the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(iii)  The acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (A) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or (B) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act; or

(iv)  Consummation of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation following which the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60 percent of the outstanding voting shares of the Company resulting from such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; or

(v)  Consummation of 1) a complete liquidation or dissolution of the Company or 2) the sale or other disposition in one transaction or series of related transactions of all or substantially all the assets of the Company, as determined by the Board, other than a sale or other disposition to a company, which following such sale or other disposition, the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such sale or other disposition, beneficially own, directly or indirectly, more than 60 percent of the outstanding voting securities of such company in substantially the same proportions as their ownership in the Company, immediately prior to such sale or other disposition.

              9.  Modification, Waiver, Termination and Cancellation.  No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

              10.  Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, other than payments made to Indemnitee pursuant to an insurance policy purchased by Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

              11.  Nonexclusivity; Enforcement.
              (a)  The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the laws of the State of Vermont, the Company's Articles of Incorporation or By-laws, or any agreements, vote of stockholders, resolution of the Board of Directors, court order (including, without limitation, a court order pursuant to 11A V.S.A. Section 8.54) or otherwise, and to the extent that during the indemnification period the rights of the then existing directors, officers, employees or agents are more favorable to such directors, officers, employees or agents than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

              (b)  If the Company unreasonably denies a written request for indemnity under Section 6 or the advance payment of Expenses under Section 3 either in whole or in part, or if payment in full pursuant to such request is not made promptly, the Indemnitee's right to indemnification or advances shall be enforceable by him or her in any court of competent jurisdiction. Indemnitee's Expenses incurred in connection with successfully establishing his or her right to indemnification in any such action shall also be indemnified in full by the Company.

              12.  Liability Insurance.  The Company shall purchase and maintain insurance on behalf of the Indemnitee against expenses and liabilities asserted against or incurred by him or her in Indemnitee's official capacity or arising from his or her status as director or officer, or director, officer, employee or agent of its subsidiaries, whether or not the Company would have the power or obligation to indemnify that individual under this Agreement or under 11A V.S.A. Section 8.51 or Section 8.52.

              13.  Other Organizations.  The indemnification provisions of this Agreement shall extend to any Indemnitee who serves at the Company's request as director, officer, partner, employee, agent or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

              14.  Severability.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

              15.  Governing Law: Intent of the Parties.  This Agreement shall be governed by and construed in accordance with the laws of Vermont. This Agreement shall supersede all prior indemnification agreements between them. The parties intend that this Agreement shall provide to Indemnitee rights to indemnification to the fullest extent permitted by law and the provisions hereof shall be construed to give effect to that intent. Further, the right to indemnification or to advancement of Expenses under this Agreement is intended to be retroactive and shall be available with respect to Proceedings which relate to events occurring prior to the effective date of this Agreement.

              Effective as of this              day of                                  , 20      , at Rutland, Vermont.

                                            CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                                                         By:

                                                         INDEMNITEE